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                                                                   Exhibit 99.1

                            DEL MONTE FOODS COMPANY

                         PROXY/VOTING INSTRUCTIONS CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DEL MONTE FOODS COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2002.

     The undersigned stockholder of Del Monte Foods Company hereby appoints David L. Meyers and Timothy S. Ernst and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Del Monte Foods Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on December 5, 2002, and at any adjournment or postponement thereof, as indicated on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 4 AND FOR PROPOSALS 1, 2, 3, 5, 6 AND 7. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

               (Continued and to be signed on the reverse side.)

                                                       DEL MONTE FOODS COMPANY
                                                       P.O. BOX 11051
                                                       NEW YORK, N.Y. 10203-0051


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                             DETACH PROXY CARD HERE
________________________________________________________________________________

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL
    NOMINEES IN PROPOSAL 4 AND "FOR" PROPOSALS 1, 2, 3, 5, 6 AND 7.

1. To approve the issuance of shares of Del Monte common stock in connection with the merger of Del Monte Corporation, a wholly-owned subsidiary of Del Monte, with and into SKF Foods Inc., currently a wholly-owned subsidiary of
   H. J. Heinz Company, which will hold Heinz's pet food and pet snacks businesses in the United States and Canada; certain worldwide specialty pet food businesses; U.S. ambient tuna and other ambient seafood products businesses; U.S. retail private label soup and retail private label gravy businesses; U.S. "College Inn" broth business; and U.S. infant feeding business, including certain pureed foods, in accordance with the Agreement and Plan of Merger, dated as of June 12, 2002 among Del Monte, Del Monte Corporation, Heinz and SKF Foods.

   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

2. To amend and restate Del Monte's certificate of incorporation, subject to completion of the merger.

   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]


3. To approve and adopt Del Monte's 2002 Stock Incentive Plan, subject to completion of the merger.

   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]


4. ELECTION OF THREE (3) CLASS II     FOR all nominees
   DIRECTORS TO HOLD OFFICE FOR       listed below [ ]
   A 3-YEAR TERM
                                      WITHHOLD AUTHORITY to vote
                                      for all nominees listed below. [ ]

                                      *EXCEPTIONS [ ]

   Nominees: Patrick Foley, Jeffrey A. Shaw and
   Wesley J. Smith
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
   THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *Exceptions ___________________________________________

5. To amend Del Monte's 1998 Stock Incentive Plan to increase the aggregate number of shares authorized for issuance under the plan by ________ shares to __________ shares if the Merger Agreement is terminated or if the merger is not completed by
   ________________.

   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

6. To approve Del Monte's Annual Incentive Award Plan, as amended, to comply with Section 162(m) of the Internal Revenue Code

   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

                                                                       PLEASE
                                                                       DETACH
                                                                        HERE

7. To ratify the appointment of KPMG LLP as Del Monte's independent
   auditors for the fiscal year ending June 30, 2003.                 YOU MUST
                                                                     DETACH THIS
                                                                       PORTION
   FOR [ ]        AGAINST [ ]     ABSTAIN [ ]                           OF THE
                                                                      PROXY CARD
   In their discretion, the Proxies are authorized to vote              BEFORE
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     upon such other matters as may properly come before the         RETURNING
     meeting,and any and all postponements or adjournments           IT IN THE
     thereof.                                                        ENCLOSED
                                                                     ENVELOPE
     Change of Address and/or Comments Mark Here [ ]

     Please sign exactly as your name appears on the left.
     When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

     Dated: __________________________________________, 2002

     _______________________________________________________
     Signature

     _______________________________________________________
     Signature

     VOTES MUST BE INDICATED
     (X) IN BLACK OR BLUE INK.   [X]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
________________________________________________________________________________